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                                                          Exhibit 5.1


                                 September 2, 1999


Burnham Pacific Properties, Inc.
610 West Ash Street, Suite 1600
San Diego, California, 92101

Ladies and Gentlemen:

        This opinion is furnished in connection with the registration on Form S-8, pursuant to the Securities Act of 1933, as amended (the "Act"), of 1,150,000 shares of Common Stock, par value $.01 per share (the "Shares"), of Burnham Pacific Properties, Inc., a Maryland corporation (the "Company"), which may be issued upon the exercise of options or other awards under the Plan referred to below.

        In connection with rendering this opinion, we have examined the Certificate of Incorporation and ByLaws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; a registration statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); the Burnham Pacific Properties, Inc. Stock Option and Incentive Plan as amended to date (the "Plan"); and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

        We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the General Corporation Law of the State of Maryland.

        Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable shares of Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours


                           GOODWIN, PROCTER & HOAR LLP


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